CERTIFICATE OF AMENDMENT

                              TO THE

                  CERTIFICATE OF INCORPORATION

                                OF

                      GLENGATE APPAREL, INC.



TO:  THE SECRETARY OF STATE
     STATE OF NEW JERSEY

          Pursuant to the provisions of N.J.S.A. 14A:9-2(4) and 14A:9-4(3), the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation filed with the Secretary of State on November 8, 1993, as amended on December 1, 1993:

          1. The name of the corporation is GlenGate Apparel, Inc.

          2. The following amendment to the Certificate of Incorporation was approved by the Board of Directors and thereafter was duly adopted by the shareholders of the corporation on the 11th day of July, 1997:

          RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting the Third article of the Certificate of Incorporation in its entirety and replacing it with the following:

          "THIRD:   The Corporation is authorized to issue
17,000,000 shares of Class A Common Voting Stock with par value of $.001."

          3. The total number of shares entitled to vote on the adoption of the amendment was 8,113,932.

          4. The number of shares voting for and against such amendment was as follows:

          Number of Shares                   Number of Shares
          Voting For                         Voting Against
          Amendment                          Amendment
          ________________                   _________________

             6,485,558                            45,195


          5.   This Certificate of Amendment to Certificate of
Incorporation shall become effective upon filing.
          IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate to be executed on its behalf by its duly authorized officer this 11th day of July, 1997.


                              GLENGATE APPAREL, INC.



                              By:  /s/ George Gatesy
                                   ------------------
                                   George J. Gatesy
                                   President